Exhibit 99.1

VBI Vaccines Expands Proprietary Technology Platforms With Development of a Novel mRNA-Launched eVLP Vaccine Program

●	Preclinical data suggests novel mRNA-launched eVLPs (“MLE”) generate significantly enhanced B-cell and T-cell responses compared to mRNA-expression of antigens alone
●	In addition to immunologic benefits, new MLE technology enables manufacturing of particulate vaccines on an accelerated timeline, similar to other mRNA manufacturing timelines
●	Based on encouraging data seen to date, MLE proprietary technology is under evaluation by multiple potential partners, including by both pharmaceutical and biotechnology companies
●	Detailed preclinical data are also being targeted for presentation at a future scientific conference

CAMBRIDGE, Mass. (October 26, 2023) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced the development of its next-generation mRNA-launched enveloped virus-like particle (eVLP) technology, which expands on the company’s current proprietary eVLP technology by coding the particles in messenger RNA (mRNA). In preclinical studies, VBI’s new mRNA-launched eVLP (MLE) technology has demonstrated an ability to generate stronger B- and T-cell signals than those seen with other mRNA vaccines tested. The MLE technology also has the added benefit of streamlined and accelerated chemistry, manufacturing, and control (CMC) processes and manufacturing timelines, similar to other known mRNA vaccine production platforms.

“This innovative approach to vaccine development leverages the strengths of both our eVLP platform and those seen in mRNA vaccine technologies, resulting in a platform that has the potential to produce highly potent, well-tolerated vaccines in an accelerated timeframe,” said David E. Anderson, VBI’s Chief Scientific Officer. “Our MLE technology uses the human body as a bioreactor to produce complex proteins that mimic the natural viral targets, stimulating a strong functional immune response. We are excited about the preclinical data generated to date and the manufacturing advantages of this technology, promising attributes which would be applied across a broad range of preventive and therapeutic targets.”

VBI’s MLE Program Highlights:

Multiple animal studies have assessed MLE presentation of target antigens compared to mRNA-expression alone – studies conducted include target antigens from cytomegalovirus (CMV), Epstein-Barr virus (EBV), and coronaviruses

Immunologic Responses – Breadth & Potency:

●	MLE presentation of multiple antigens induced up to 10-fold higher neutralizing antibody responses vs. standard mRNA expression
●	MLE presentation of multiple antigens enhanced the induction of polyfunctional CD4 and CD8 T-cell responses – balanced, polyfunctional T-cells typically correlate with enhanced efficacy in both preventive and therapeutic settings
●	Breadth and quality of immune response to MLE technology expand the potential for MLE-targeted therapies across infectious disease, cancer, and allergic and autoimmune disease indications

Durability of Immune Response:

●	Mice vaccinated with MLE-coded antigens experienced 12-fold stronger memory recall responses compared to standard mRNA-coded antigens alone, when challenged 7 months following immunization
●	Rapid immunologic recall responses can have clinical benefit in the form of improved durability of protection as well as protection against viral reactivation

Functional Engineering:

●	Leveraging the flexibility of VBI’s eVLP technology, target antigens can be expressed both internally and externally with the potential to “tune” the desired immune response

About the mRNA-Launched eVLP (MLE) Program

Standard mRNA vaccines are transported to cells in a lipid nanoparticle, carrying instructions in the form of genetic code that teach the immune system to generate proteins that trigger an immune response to a target antigen. VBI’s MLE approach adds a structural viral protein core – the same protein at the core of VBI’s eVLPs – to an mRNA vaccine. The addition of this protein instructs cells not only to create target antigens, but also to create eVLPs in vivo, which then circulate in the body, provoking the immune system to drive potent B-cell and T-cell responses.

Detailed data are being targeted for presentation at a future scientific conference.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology and a proprietary mRNA-launched eVLP (“MLE”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 endemic and its continuing effects on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com